EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of our report dated March 13, 2012, relating to the consolidated financial statements of Global Growth Trust, Inc., which appear in Global Growth Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

April 5, 2012